INTERCO
                               I N C O R P O R A T E D




                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



          The annual meeting of the stockholders of INTERCO INCORPORATED will be held at 10 a.m. on Wednesday, May 4, 1994, at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, for the following purposes:

                    I.   to elect nine directors;  and

                    II.  to transact such other business as may
                         properly come before the meeting.


          Stockholders of record at the close of business on March 7, 1994, will be entitled to receive notice of and to vote during the 1994 annual meeting and during any adjournment or adjournments thereof.


                                        By order of the Board of Directors,



                                        Duane A. Patterson,
                                        Vice-President and Secretary




          St. Louis, Missouri, March 23, 1994.




                                      IMPORTANT

           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
            DATE AND SIGN THE ENCLOSED PROXY FORM, AND RETURN IT PROMPTLY
               IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                             MAILED IN THE UNITED STATES.


                                   PROXY STATEMENT

               This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of INTERCO INCORPORATED ("INTERCO"), 101 South Hanley Road, St. Louis, Missouri 63105, for use during the 1994 annual meeting of stockholders and at any adjournments thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The cost of the solicitation will be borne by INTERCO and will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners; and directors, officers and other employees of INTERCO may also solicit proxies personally or by telephone or telegram. In addition, INTERCO has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $6,000 plus out-of-pocket expenses. The notice of meeting, this proxy statement and the form of proxy are expected to be mailed to stockholders on or about March 23, 1994. A copy of INTERCO's Annual Report containing financial statements for the calendar year ended December 31, 1993, has been forwarded to all registered stockholders under separate cover.


          VOTING PROCEDURE

               Stockholders of record at the close of business on March 7, 1994 ("record date") are entitled to vote during the 1994 annual meeting and may cast one vote for each share of INTERCO's Common Stock ("Common Stock") held on the record date on each matter that may properly come before the meeting. On the record date there were 50,021,623 shares of Common Stock outstanding.

               The holders of a majority of the outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the nine nominees for director who receive the highest numbers of votes of the votes cast will be elected. Shares represented by proxies which are marked "withheld" as applied to voting for directors or to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such other matters. Shares represented by proxy will be voted as directed on the proxy forms and, if no direction is given, will be voted in the election of directors for the persons nominated by the Board and in the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of INTERCO.

          SECURITY OWNERSHIP

               Table 1 below sets forth information regarding the firms that have reported beneficial ownership, including sole voting and investment power, of more than 5% of the Common Stock.

                                       TABLE 1

                                                      SHARES        PERCENT
                                        CLASS OF   BENEFICIALLY       OF
          NAME AND ADDRESS               STOCK        OWNED (a)    CLASS(a)
          -----------------------------------------------------------------
          Apollo Interco, L.P. (b)       Common     33,864,205       67.5%
            Two Manhattanville Road
            Purchase, New York 10577

          TCW Management Company (c)     Common      2,788,649        5.5%
            865 South Figueroa Street
            Los Angeles, California
            90017
          ----------

          (a) Shares beneficially owned, above and below, are as of January 31, 1994 and as defined by the Securities and Exchange Commission ("SEC")Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly, included, above and below, in shares beneficially owned are shares of Common Stock that may be acquired upon exercise of outstanding warrants and of outstanding stock options to the extent exercisable, and such shares were deemed to be outstanding for purposes of calculating percentages of outstanding shares. (See footnote (a) to Table 2.)

          (b) The Apollo Directors, identified below, are associated with Apollo Interco Partners, L.P. ("Apollo Interco").

          (c) Mr. Bruce A. Karsh, a director, is associated with TCW Management Company.

          ----------
               Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table, below ("Named Executive Officers"), and all directors and executive officers as a group (20 persons) as of January 31, 1994. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 1994.

                                       TABLE 2

               DIRECTORS,                          SHARES
          NOMINEES FOR DIRECTORS    CLASS OF    BENEFICIALLY   PERCENT OF
          AND EXECUTIVE OFFICERS     STOCK      OWNED (a)(b)     CLASS
          ---------------------------------------------------------------
               L. D. Black            Common     33,864,205       67.5%
               C. M. Cogut            Common     33,864,205       67.5
               R. H. Falk             Common     33,864,205       67.5
               G. Ford                Common         25,000         *
               M. S. Gross            Common     33,864,205       67.5
               J. J. Hannan           Common     33,864,205       67.5
               B. A. Karsh            Common      2,788,649        5.5
               J. H. Kissick          Common     33,864,205       67.5
               D. E. Lasater          Common          5,226         *
               L. M. Liberman         Common            273         *
               R. B. Loynd            Common        146,400         *
               M. J. Morahan          Common        123,171         *
               R. J. Mueller          Common         25,045         *
               E. B. Siegel           Common     33,864,205       67.5
               E. F. Smith            Common         20,005         *
               K. S. Tyler            Common         31,308         *
               B. Vasiliou            Common         72,014         *

               Directors and
                 Executive Officers
                 as a group
                 (20 persons)         Common     37,141,311       72.3

          ----------
          (a) The shares listed as beneficially owned by Messrs. Black, Cogut, Falk, Gross, Hannan, Kissick and Siegel (collectively "Apollo Directors") are the shares identified on Table 1 above as beneficially owned by Apollo Interco, with which the Apollo Directors are associated, and consist of 33,691,097 shares and warrants to acquire 173,108 additional shares; each Apollo Director disclaims personal pecuniary interest in said shares and warrants; the shares listed as beneficially owned by Mr. Ford consist of options to acquire such shares; the shares listed as beneficially owned by Mr. Karsh are the shares identified above as beneficially owned by TCW Management Company, with which Mr. Karsh is associated, and consist of 1,963,108 shares and warrants to purchase 825,541 additional shares; Mr. Karsh disclaims personal pecuniary interest in said shares and warrants; the shares listed as beneficially owned by Mr. Lasater consist of 5,158 shares and warrants to acquire 68 additional shares; the shares listed as beneficially owned by Mr. Liberman consist of 191 shares and warrants to acquire 82 additional shares; the shares listed as beneficially owned by Mr. Loynd consist of 21,400 shares and options to acquire 125,000 additional shares; the shares listed by Mr. Morahan consist of 86,406 shares and warrants to acquire 36,765 additional shares, with respect to which Mr. Morahan has sole voting and investment power as to 26,354 of the shares and 10,193 warrants and shared voting and investment power as to 60,052 of the shares and 26,572 of the warrants; Mr. Morahan disclaims personal pecuniary interest in 2,396 of the shares and 1,018 of the warrants; the shares listed as beneficially owned by Mr. Mueller consist of 31 shares, with respect to which Mr. Mueller shares voting and investment power, warrants to acquire 14 additional shares and options to acquire 25,000 additional shares; the shares listed as beneficially owned by Mr. Smith consist of 5 shares, with respect to which Mr. Smith has voting power only, and options to acquire 20,000 additional shares; the shares listed as beneficially owned by Mr. Tyler consist of 58 shares with respect to which Mr. Tyler has shared investment power only and options to acquire 31,250 additional shares; and the shares listed as beneficially owned by Mr. Vasiliou consist of 50,518 shares and warrants to acquire 21,496 additional shares.

          (b) The shares listed as beneficially owned by directors and executive officers as a group consist of 35,817,987 shares, warrants to acquire 1,057,074 additional shares and options to acquire 266,250 additional shares. Included in the foregoing are 15 shares of Common Stock held in employee accounts under an INTERCO savings plan, as to which the employees have voting power only.



          I.                  ELECTION OF DIRECTORS

          NOMINEES AND CONTINUING DIRECTORS

               Consistent with stockholder approval, during the 1993 annual meeting, of the proposal to accelerate the phase-out of the classification of directors, the Board is currently divided into two classes, with terms of office of classes ending in 1994 and 1995 and, subject to their earlier resignation or removal, all directors serve  for  their  terms  of  office  and  until  their successors are elected and qualify. Nine persons are to be elected directors during the 1994 annual meeting for terms of one year and certain information with respect to the nominees and the directors continuing in office is presented below.

               Should any of the director nominees become unable or unwilling to continue to serve, an event that is not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.



                                                            INTERCO
          NAME, AGE, PRINCIPAL OCCUPATION                   DIRECTOR
          OR POSITION, OTHER DIRECTORSHIPS                   SINCE
          ----------------------------------------------------------


          DIRECTORS AND NOMINEES FOR REELECTION IN 1994

          Leon D. Black, 42                                    1992
            Officer and director of Apollo
              Capital Management, Inc. (a)(c)
            Director of Astrum International, Inc.,
              Gillett Holdings, Inc. and The New
              York Law Publishing Company

          Craig M. Cogut, 40                                   1992
            Officer and director of Apollo
              Capital Management, Inc. (a)
            Director of Environmental Test Systems,
              Inc., Gillett Holdings, Inc., The
              New York Law Publishing Company
              and Salant Corporation

          Robert H. Falk, 55                                   1992
            Officer of Apollo Capital Management
              Inc. (a)
            Director of Astrum International, Inc.,
              and The New York Law Publishing Company

          John J. Hannan, 41                                   1992
            Officer and director of Apollo Capital
              Management, Inc. (a)
            Director of Aris Industries, Inc. and Cole
              National Corporation, and member of
              Supervisory Board of Memorex Telex N.V.

          John H. Kissick, 52                                  1992
            Officer of Lion Capital Management,
              Inc. (a)(c)
            Director of Cherokee, Inc., Family
              Restaurants, Inc. and Williamhouse
              Regency of Delaware, Inc.

          Donald E. Lasater, 68                                1970
            Retired, formerly Chairman of the Board
              and Chief Executive Officer of
              Mercantile Bancorporation, Inc., a bank
              holding company
            Director of General American Life
              Insurance Company, A. P. Green
              Industries, Inc. and Illinois
              Power Company


                                                            INTERCO
          NAME, AGE, PRINCIPAL OCCUPATION                   DIRECTOR
          OR POSITION, OTHER DIRECTORSHIPS                   SINCE
          ----------------------------------------------------------

          DIRECTORS AND NOMINEES FOR REELECTION IN 1994
          (continued)

          Lee M. Liberman, 72                                  1985
            Retired from and currently a consultant to
              Laclede Gas Company, a gas public utility, of which he was formerly Chairman of the Board and Chief Executive Officer
            Director of Angelica Corporation, Boatmen's
              Bancshares, Inc., CPI Corporation,
              Falcon Products Company and Instituform
              Mid-America, Inc.

          Richard B. Loynd, 66                                 1987
            Chairman of the Board, President
              and Chief Executive Officer of INTERCO (b)
            Director of Emerson Electric Co. and
              Hills Stores, Inc.

          Eric B. Siegel, 36                                   1992
            Officer of Apollo Capital Management,
              Inc. (a)
            Director of Forum Group, Inc.


          DIRECTORS CONTINUING IN OFFICE UNTIL 1995

          Michael S. Gross, 32                                 1992
            Officer of Apollo Capital Management, Inc. (a)
            Director of Cardinal Health Distribution, Inc.,
              Cole National Corporation and Hills Stores,
              Inc., and member of Supervisory Board of Memorex Telex N.V.

          Bruce A. Karsh, 38                                   1992
            Managing Director of Trust Company of the West,
              a provider of investment management services
            Director of KinderCare Learning Centers and
              Littelfuse, Inc.

          Matthew J. Morahan, 44                               1992
            Managing Director of PaineWebber Incorporated,
              a full-service, independent securities firm




                                                            INTERCO
          NAME, AGE, PRINCIPAL OCCUPATION                   DIRECTOR
          OR POSITION, OTHER DIRECTORSHIPS                   SINCE
          ----------------------------------------------------------

          DIRECTORS CONTINUING IN OFFICE UNTIL 1995
          (continued)

          Basil Vasiliou, 45                                   1992
            Chairman of the Board of Vasiliou & Co., a
              registered securities broker-dealer
          ----------

          (a) Apollo Capital Management, Inc. ("Apollo Capital") is the general partner of Apollo Advisors, L.P. ("Apollo Advisors"), the managing general partner of Apollo Investment Fund, L.P., a securities investment fund, which, in turn, is the general partner of Apollo Interco. Each of the Apollo Directors, other than Mr. Kissick, is a limited partner of Apollo Advisors and each holds a comparable position with Lion Capital Management, Inc., a related company, which provides investment management and advisory services. Mr. Kissick is a consultant to Apollo Capital.

          (b) In 1991, a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code was filed on behalf of INTERCO. A Chapter 11 Plan of Reorganization became effective August 3, 1992, on which date INTERCO emerged from Chapter 11.

          (c) In 1990, a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code was filed on behalf of Drexel Burnham Lambert Incorporated ("Drexel Burnham"). A Chapter 11 Plan of Reorganization became effective April 30, 1992, on which date Drexel Burnham emerged from Chapter 11.

          ----------
               Each of  the director nominees and  continuing directors has held the same position or other executive positions with the same
          employer  during the  past five  years, except  as follows:   Mr.
          Black has been associated with Apollo Capital and associated entities since 1990, and prior thereto he was a managing director
          and  a senior executive  of Drexel Burnham;   Mr.  Cogut has been
          associated  with  Apollo Capital  and  associated entities  since
          1990, and prior  thereto he was a  consultant and legal  advisor,
          principally to Drexel Burnham and associated entities;   Mr. Falk
          has been associated with Apollo Capital and associated entities since 1992, and prior thereto he practiced law as a partner of Skadden, Arps, Slate, Meagher & Flom; Mr. Gross has been associated with Apollo Capital and associated entities since
          1990, and prior thereto he was an investment banker with Drexel Burnham; Mr. Hannan has been associated with Apollo Capital and



          associated entities since 1990, and prior thereto he was a managing director of Drexel Burnham; Mr. Kissick has been associated with Apollo Capital and associated entities since 1991, and prior thereto, he was a consultant with Kissick & Associates and a senior executive of Drexel Burnham; Mr. Morahan has been associated with PaineWebber Incorporated since 1991, and prior thereto he was a private investor and associated with Wertheim Schroder & Co. Incorporated; and Mr. Siegel has been associated with Apollo Capital and associated entities since 1991, and prior thereto he was a consultant and practiced law as a principal of Cogut, Taylor, Siegel & Engelman and as a partner of Irell & Manella.


          COMPENSATION AND ORGANIZATION OF BOARD OF DIRECTORS

               There were five meetings of the Board during the fiscal year ended December 31, 1993, and all director nominees and continuing directors were present for at least 75% of the meetings of the Board and committees of the Board on which they served. Each director who is not an employee of INTERCO or of a subsidiary of INTERCO is paid a monthly fee of $1,750 and a fee of $1,000 plus expenses for each meeting of the Board attended. In addition, for attending a meeting of a committee of the Board, each is paid a fee of $700 plus expenses if the director is a member of the committee or $950 plus expenses if the director is the Chairman of the committee. Such fees are not paid to directors who are employees of INTERCO or a subsidiary of INTERCO.

               In addition, INTERCO has a retirement plan for non-employee directors. Under the plan, a director who is not an employee of INTERCO or of a subsidiary of INTERCO and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the monthly fee for directors in effect at the time of termination of service. Such percentage is 50% for five years' service and increases 10% for each additional year of service to 100% for ten or more years' service.

               The Board has a number of standing committees, including an Audit Committee and an Executive Compensation and Stock Option Committee. The Board does not currently have a Nominating Committee.

               The Audit Committee, which currently consists of Mr. Liberman, Chairman and Messrs. Lasater and Morahan, and which met five times during the fiscal year ended December 31, 1993: recommends the selection and retention of independent accountants; reviews auditing and financial accounting and reporting matters, the adequacy of internal accounting controls and asset security, audit fees and expenses, and compliance with the code of corporate conduct; and counsels regarding auditing and financial accounting and reporting matters.


               The Executive Compensation and Stock Option Committee, which currently consists of Mr. Lasater, Chairman, and Messrs. Cogut, Gross, Karsh and Kissick, and which met four times during the fiscal year ended December 31, 1993: reviews and recommends
          compensation   of   officers   and   directors;       administers
          supplementary retirement, performance incentive and stock option plans; and counsels regarding compensation of other key employees, management development and succession, and major personnel matters.

          CERTAIN BUSINESS RELATIONSHIPS

               INTERCO is a party to a Credit Agreement with a group of eight banks, including among others, The Boatmen's National Bank of St. Louis, a subsidiary of Boatmen's Bancshares, Inc., of which Mr. Liberman is a director. The Credit Agreement is a revolving credit facility which provides financing for INTERCO's ongoing working capital, letter of credit and general corporate needs. During the year ended December 31, 1993, cash borrowed and repaid under the Credit Agreement totaled $35 million. At December 31, 1993, there were $65.2 million in letters of credit outstanding under the facility. Fees and interest paid pursuant to the Credit Agreement for the year ended December 31, 1993 were approximately $3.7 million.

               INTERCO is a party to a Consulting Agreement with Apollo Advisors pursuant to which Apollo Advisors provides corporate advisory, financial and other consulting services to INTERCO. Fees under the Agreement are payable at an annual rate of $650,000 plus out-of-pocket expenses for a term ending December 31, 1994 and the Consulting Agreement is automatically renewable for successive one-year terms unless terminated by the Board. INTERCO has also granted registration rights to Apollo Interco with regard to the Common Stock.

          EXECUTIVE COMPENSATION

               The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving at December 31, 1993.

                         SUMMARY COMPENSATION TABLE
                                                                                            Long-Term
                                                                                           Compensation
                                                                              /------------------/---------------/
                                              Annual Compensation             /      Awards      /     Payouts   /
                                /---------------------------------------------/------------------/---------------/        All
                                /                                  Other      /                  /               /       Other
                                /                                  Annual     /   Securities     /               /      Compen-
                                /                                 Compen-     /   Underlying     /      LTIP     /      sation
    Name and             Year   /    Salary         Bonus          sation     /     Options      /    Payouts    /         $
    Position              (a)   /      $              $              $        /        #         /       $       /        (f)
- --------------------------------/---------------------------------------------/------------------/---------------/----------------
                                /                                             /                  /               /
 Richard B. Loynd        1993C  /  652,011        608,170(b)   284,082(c)     /   250,000        /           0   /       75,114
   Chairman and          1992C  /  530,844        478,850          719        /         0        /   1,500,000(d)/       21,214
   Executive Officer     1992F  /  598,000        339,936          n/a(e)     /         0        /           0   /          n/a(e)
                                /                                             /                  /               /
 Eugene F. Smith         1993C  /  266,083        219,404(b)       439(c)     /         0        /           0   /        8,170
   Executive Vice-       1992C  /  213,750        169,931          250        /    80,000        /     500,000(d)/        6,705
   President & Chief     1992F  /  241,900        145,600          n/a(e)     /         0        /           0   /          n/a(e)
   Financial Officer            /                                             /                  /               /
                                /                                             /                  /               /
 K. Scott Tyler, Jr.     1993C  /  131,000        379,778(b)          0       /         0        /           0   /            0
   President, The        1992C  /  104,167        298,412             0       /   125,000        /           0   /            0
   Lane Company,         1992F  /      n/a(e)         n/a(e)        n/a(e)    /       n/a(e)     /         n/a(e)/          n/a(e)
   Incorporated                 /                                             /                  /               /
                                /                                             /                  /               /
 Ronald J. Mueller       1993C  /  268,800        253,051(b)        429(c)    /         0        /           0   /       11,810
   President, The        1992C  /  206,542        241,569           378       /   100,000        /           0   /            0
   Florsheim Shoe        1992F  /  235,000        224,542           n/a(e)    /         0        /           0   /          n/a(e)
   Company                      /                                             /                  /               /
                                /                                             /                  /               /
 Gilbert Ford            1993C  /  279,038        312,793(b)      3,545(c)    /         0        /           0   /       31,249
   President,            1992C  /  211,173        254,793         1,564       /   100,000        /           0   /       25,286
   Converse Inc.         1992F  /      n/a(e)         n/a(e)        n/a(e)    /       n/a(e)     /         n/a(e)/          n/a(e)

     ----------
      (a)   The fiscal year of INTERCO was changed effective December 31,  1992, from one ending on  the last Saturday in February to  one corresponding to the calendar year;  therefore, 1993C refers to the twelve-month calendar year ended December 31, 1993, 1992C refers to the ten-month  transition fiscal year ended December 31, 1992, and 1992F refers to the twelve-month fiscal year ended February 29, 1992.

      (b)   Includes the following  final payments made during  1993C pursuant to the
            INTERCO  Performance/Retention  Plan   approved  in  June  1991   by  the
            Bankruptcy Court to  retain key employees during  the pendency of Chapter
            11 reorganization  proceedings: Mr. Loynd  $252,864; Mr. Smith  $103,280;
            Mr. Tyler $54,513; Mr. Mueller $98,550; and Mr. Ford $118,400.

      (c)   Amounts shown  for  1993C consist  of  the following:   value  of  "split
            dollar"  insurance  policies  transferred  to  an   insurance  trust  for
            descendants of Mr. Loynd $283,225;  and tax gross-up payments.

      (d)   Amounts shown  for  1992C were  payments approved  in  June 1991  by  the
            Bankruptcy  Court  to  encourage  prompt  completion  of  the  Chapter 11 reorganization, and were  paid at the  August 3,  1992 effective date  of the Chapter 11 Plan of Reorganization.

      (e)   Amounts  excluded  pursuant   to  revised  rules  on   executive  officer
            compensation  disclosure   adopted  by   the   Securities  and   Exchange
            Commission.   Messrs.  Tyler   and  Ford were  not executive  officers of
            INTERCO during the fiscal year ended February 29, 1992 (1992F).

      (f)   Amounts  shown  for  1993C  consist  of  the  following:  life  insurance premiums for Mr.  Loynd $72,865; "split dollar" life  insurance premiums, substantial percentages of  which will be recovered  at age  65  or death
            of  the executive,   for Mr.  Smith $7,970,  Mr. Mueller $11,610  and Mr.
            Ford $28,758; and  matching contributions to 401(k) savings plans for Mr.
            Loynd $2,249, Mr. Smith $200, Mr. Mueller $200 and Mr. Ford $2,491.

          ----------

         EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE
         REPORT ON EXECUTIVE COMPENSATION

               Among its responsibilities, the Executive Compensation and Stock Option Committee ("Committee") of INTERCO's Board of Directors ("Board") reviews the compensation of the officers of INTERCO and its primary operating companies and makes recommendations to the Board concerning executive compensation matters.

               In its deliberations the Committee is guided by certain fundamental considerations, including:

              - the need to attract and to retain talented key executives;

              -      the need to set  and maintain compensation  levels
                     that   are  competitive  with   those  in  similar
                     businesses;

              - the need to provide both annual and long-term incentives to focus executive performance on the achievement of company objectives; and

              -      the  need  to  provide compensation  opportunities
                     that   align   executive  compensation   with  the
                     interests of the stockholders.

              During calendar  year 1993,  base salary  rates of  the Chief
         Executive Officer ("CEO") and other Named Executive Officers were increased, establishing the CEO's salary rate at $652,000 for the year, an increase of 4.5 percent over the previous year, and existing annual incentive plans for key personnel (including the
         CEO and other Named  Executive Officers) were continued in effect.
         Those plans utilize sales and pre-tax earnings as objectives, with
         pre-tax earnings weighted more heavily.   Under the provisions  of
         the  plan for  key personnel  (including the  CEO)   based at  the
         corporate offices, plan participants may earn annual bonuses equal to percentages of their base salaries (the target percentage of


         the CEO being 50% of his base salary) depending upon INTERCO's degree of achievement against budgeted objectives (currently sales and pre-tax earnings)and personal performance as determined by the Committee for the CEO and by the CEO for other plan participants. For 1993 the CEO received a bonus of $355,306 pursuant to the Plan.

              In addition, following, and based in part on discussions with the CEO, and partially to induce the CEO, who had reached normal retirement age, to continue to lead INTERCO, partially to assist the CEO's estate planning and partially to recognize the CEO's contributions toward the favorable financial performance of INTERCO since its emergence from Chapter 11 reorganization: title to "split dollar" insurance policies on the life of the CEO, including cash surrender values, if any, were transferred to an insurance trust for descendants of the CEO and the company will pay premiums on such policies, totaling $30,575 over periods ending December 1996 when the policies will be fully paid; INTERCO will pay portions of the annual premiums, at the rate of $50,000 per-year, totaling $250,000 over periods ending December 1998, on an insurance policy on the lives of the CEO and his spouse, which policy is owned by the said insurance trust for descendants of the CEO; and, as in substance approved by the stockholders during the 1993 annual meeting, a non-qualified option was granted pursuant to the 1992 Stock Option Plan under which the CEO may purchase 250,000 shares of Common Stock, the decision as to the size of the grant having been based on the fundamental considerations listed above.

              In December 1993 the U.S. Treasury Department first issued proposed regulations interpreting newly enacted statutory limitations on the deductibility for tax purposes of executive compensation in excess of $1 million. An analysis has been prepared for the Committee on the effects of the limitations, as interpreted by the proposed regulations, on INTERCO and that subject will be addressed by the Committee.

              Donald E. Lasater, Chairman            Bruce A. Karsh
              Craig M. Cogut                         John H. Kissick
              Michael S. Gross

         COMPENSATION COMMITTEE INTERLOCKS

              Messrs. Cogut, Gross and Kissick, directors and members of the Executive Compensation and Stock Option Committee of the Board, are associated with Apollo Advisors and Apollo Interco. INTERCO is a party to a Consulting Agreement with Apollo Advisors pursuant to which Apollo Advisors provides corporate advisory, financial and other consulting services to INTERCO. Fees under the Agreement for a term ending on December 31, 1994 are payable at an annual rate of $650,000 plus out-of-pocket expenses and the Consulting Agreement is automatically renewable for successive one-year-terms unless terminated by the Board. INTERCO believes that the terms of this agreement are as favorable to INTERCO as could be received from unaffiliated third parties. INTERCO has also granted registration rights to Apollo Interco with respect to the Common Stock.

         STOCK OPTIONS

              The following table contains information concerning a stock option grant made during the fiscal year ended December 31, 1993, pursuant to the INTERCO INCORPORATED 1992 Stock Option Plan ("1992 Plan").

                        OPTION GRANTS IN LAST FISCAL YEAR
                                     % of
                      Number of     Total                              Potential Realizable
                       Securi-     Options                               Value at Assumed
                         ties      Granted     Exer-                     Annual Rates of
                        Under-        to        cise                       Stock Price
                        lying     Employees      or                      Appreciation for
                       Options        in        Base    Expira-          Option Term (b)
                       Granted      Fiscal     Price      tion    -----------------------------
     Name                 #          Year      ($/Sh)     Date    0%($)       5%($)       10%($)
     -------------------------------------------------------------------------------------------

     R.B. Loynd       250,000(a)     54.2     10.8125   1/26/02      0     1,490,309   3,670,702
                      250,000(a)     54.2       7.00    1/26/02   953,125    964,824   2,376,408

     E.F. Smith              0        --         --        --       --         --         --
     K.S. Tyler,Jr.          0        --         --        --       --         --         --

     R.J. Mueller            0        --         --        --       --         --         --
     G. Ford                 0        --         --        --       --         --         --

          ----------
        (a)   The two entries in the table above  for Mr. Loynd are presented  as required by SEC regulations and relate to a single stock  option grant made under the
              1992 Plan in January 1993 under which Mr. Loynd may purchase 250,000  shares of Common  Stock. The exercise price  automatically and retroactively became
              $7.00  per share, rather than $10.8125 per  share, upon stockholder approval in May  1993 of an  amendment to  the 1992  Plan to  authorize stock  option grants at  exercise prices that  are less  than the fair  market value of  a
              share of  Common Stock  on  the date  of grant.   The  single grant  becomes
              exercisable  in cumulative installments at various dates during 1994 subject to provisions of the 1992  Plan that would accelerate the  exercisability in the event of a "change of control" of INTERCO.

          ----------
        (b)   The value, if any, one may realize  upon exercise of a stock  option depends on the excess of  the then current market value per share over  the exercise price per share.  There is no assurance that the values to  be realized upon exercise of the stock options  listed above will be  at or near the  amounts shown.


              The following table contains information concerning unexercised stock options held as of December 31, 1993. No stock options were exercised by Named Executive Officers during the fiscal year ended December 31, 1993.

                            AGGREGATED FY-END OPTION VALUES
                      Number of Securities      Value of Unexercised
                      Underlying Unexercised    In-the-Money Options
                      Options at FY-End         at FY-End (a)
                      ----------------------    --------------------
                      Exercisable    Unexercisable   Exercisable    Unexercisable
          Name             #             #                $             $
       --------------------------------------------------------------------------
       R. B. Loynd            0         250,000                0     1,531,250

       E. F. Smith       20,000          60,000          122,500       367,500

       K. S. Tyler, Jr.  31,250          93,750          191,406       574,219

       R. J. Mueller     25,000          75,000          153,125       459,375

       G. Ford           25,000          75,000          153,125       459,375

          ----------
       (a) Based on the $13.125 per share closing price of the Common Stock on the New York Stock Exchange on December 31, 1993.


          ----------
        The following table contains information on adjustments of the exercise prices of stock options held during the last ten completed fiscal years by any executive officer.

                            TEN YEAR OPTION REPRICINGS
                                                                                       Length of
                                                                                       Original
                                                      Market                            Option
                                       Number of     Price of    Exercise                Term
                                       Securities    Stock at    Price at             Remaining
                                       Underlying     Time of    Time of              at Date of
                                        Options      Repricing  Repricing     New     Repricing
                                      Repriced or       or          or      Exercise      or
                                        Amended      Amendment  Amendment    Price    Amendment
              Name         Date (a)       (#)         ($/Sh)      ($/Sh)     ($/Sh)     (Yrs)
     --------------------------------------------------------------------------------------------

       R.B. Loynd
         Chrm/CEO          5/05/93      250,000        15.31     10.8125      7.00        9
         Pres/CEO          5/16/90      500,000        0.45       1.1875      0.45        9
                           5/16/90      350,000        0.45       2.9375      0.45        9
                           5/16/90      250,000        0.45       2.5000      0.45        9
                           5/16/90       42,600        0.45       3.0000      0.45        7


       E.F. Smith
         Exec V-P          5/16/90      350,000        0.45       2.9375      0.45        9
                           5/16/90       35,500        0.45       3.0000      0.45        7
                           5/16/90       42,600        0.45       1.9718      0.45        4
                           5/16/90       57,510        0.45       1.4217      0.45        2

       R.J. Mueller
         Vice-Pres.        5/16/90      350,000        0.45       2.9375      0.45        9
                           5/16/90       71,000        0.45       3.0000      0.45        7
                           5/16/90       41,180        0.45       1.9718      0.45        4


       D.A. Patterson
         Secretary         5/16/90       75,000        0.45       0.9700      0.45        9
                           5/16/90       14,200        0.45       3.0000      0.45        4
                           5/16/90       28,400        0.45       1.9718      0.45        2


       R.T. Hensley, Jr.
         Treasurer         5/16/90       50,000        0.45       0.9700      0.45        9
                           5/16/90       14,200        0.45       3.0000      0.45        7
                           5/16/90       17,040        0.45       1.9718      0.45        4
                           5/16/90       14,200        0.45       1.8178      0.45        1


       D.P. Howard
         Controller        5/16/90       75,000        0.45       0.9700      0.45        9
                           5/16/90       10,650        0.45       3.0000      0.45        7
                           5/16/90       21,300        0.45       1.9718      0.45        4





       H. Saligman
         Chairman          5/16/90      142,000        0.45       3.0000      0.45        7
                           5/16/90      340,800        0.45       1.9718      0.45        4
                           5/15/90      284,000        0.45       1.8178      0.45        1
       R.S. Moore
         Vice-Pres.        5/16/90      350,000        0.45       2.9375      0.45        9

       S.F. Huck
         Asst.Vice-Pres.   5/16/90       50,000        0.45       0.9700      0.45        9
                           5/16/90       14,200        0.45       3.0000      0.45        7
                           5/16/90       21,300        0.45       1.9718      0.45        4

          ----------

         (a)   Pursuant  to  provisions of  an  order  of  the  Bankruptcy Court  and  the
               Bankruptcy Court-confirmed  Chapter 11  Plan of  Reorganization, as of  the
               August  3, 1992 effective  date of said  Plan of Reorganization,  all stock options repriced on May 16, 1990,  the stock option plans pursuant to which said  stock  options  were granted,  and  the  shares of  Old  Common Stock issuable upon  exercise of said stock  options were cancelled, and  none of the stock  options repriced  on May  16, 1990 was  exercised prior  to said cancellation.

          ----------
        EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE
        REPORT ON ADJUSTED OPTION EXERCISE PRICES

             As detailed in the proxy statement for the 1993 annual meeting, (i) on August 31, 1992 grants to purchase 2,500,000 shares of Common Stock, at an exercise price of $7 per share, were made under the 1992 Plan to 75 key employees, not including the CEO,
        (ii) those grants exhausted the number of shares initially reserved for grant under the 1992 Plan, (iii) on January 26, 1993 the Committee determined to recommend that the number of shares of Common Stock reserved for issuance under the 1992 Plan be increased and conditionally granted to the CEO an option to purchase 250,000 shares of Common Stock, at an exercise price of $10.8125 per share. The terms of the grant to the CEO which grant specifically provided that, upon stockholder approval during the 1993 annual meeting of an amendment to the 1992 Plan to authorize stock option grants at exercise prices that are less than the fair market value of a share of Common Stock on the date of grant, the exercise price in the said grant to the CEO would, retroactively, without further action by the Committee, be $7 per share.

             The stockholders approved the said amendment during the 1993 annual meeting and the exercise price of $7 per share became fully effective. The Committee took the actions described above in order to provide for the CEO the same exercise price as provided for other key employees in the grants made on August 31, 1992.

             Donald E. Lasater, Chairman             Bruce A. Karsh
             Craig M. Cogut                          John A. Kissick
             Michael S. Gross


        RETIREMENT PLANS

             Messrs. Loynd  and Ford are  participants in  the Converse Inc.
        Retirement Plan, a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and, based on a straight life annuity, annual benefits at normal retirement are equal to the greater of (a) 2.25% of average final compensation (the highest 60 consecutive calendar months of the last 120 months) multiplied by credited service up to a maximum 15 years, plus 1.75% of average final compensation multiplied by service in excess of 15 years up to a maximum of 15 years, less 1.67% of the Social Security benefit multiplied by credited service up to a maximum of 30 years, or (b) $10 multiplied by years of credited service.
        Messrs. Loynd and Ford, respectively, have 12 and 30 years of credited service under the plan and estimated annual benefits payable upon the retirement of Mr. Loynd and the normal retirement of Mr. Ford are $152,272 and $157,024, respectively, assuming continuation of current covered remuneration.

             Messrs.  Smith and  Mueller  are participants  in  the  INTERCO
        INCORPORATED Retirement Plan, a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation, and, based on straight life annuity annual benefits at normal retirement are the greater of (a) the sum of 1.1% of final average compensation (the highest 60 consecutive calendar months of the last 120 months) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits, or (b) a total of career average accruals for each year of plan participation equal to 1.95% of covered remuneration without deduction for Social Security benefits. Messrs. Smith and Mueller, respectively, have 11 and 35 years credited service under the plan and estimated annual benefits payable upon the retirements of Messrs. Smith and Mueller at normal retirement are $55,921 and $236,531, respectively, assuming continuation of current covered remuneration.

             Mr. Tyler is a participant in the Pension Plan of The Lane Company, Incorporated, a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits at normal retirement are equal to the greater of (a) the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) 10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 36 years), without deduction for Social Security benefits, or (b) $28 multiplied by years of credited service. Mr. Tyler has 25 years credited service under the plan and estimated annual benefits payable upon the retirement of Mr. Tyler at normal retirement are $205,117, assuming continuation of current covered remuneration.

             Benefits payable pursuant to provisions of company-sponsored retirement plans may be limited by applicable laws and regulations. A supplemental retirement plan has been adopted by INTERCO providing for payments from general funds to certain executives, including the Named Executive Officers, of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations.


        AGREEMENTS

             INTERCO has agreements, executed  in 1988, with Mr. Mueller and three other officers who are not Named Executive Officers which provide that in the event of a change of control (as defined in such agreements) the officer will remain employed in the same position for a period of three years following the change of control and receive during that period minimum annual compensation equal to the officer's highest salary and annual bonus paid within one year and three years, respectively, prior to the change of control. If prior to the expiration of such period, the officer is discharged without cause or the officer terminates his employment for good reason (including a reduction in compensation or position), the officer is to receive a lump-sum payment equal to three years' compensation and pension benefits and to receive continued coverage under applicable welfare benefit plans for three years.

             Each of the Named Executive Officers is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 1994, contingent upon the achievement of certain budgeted financial objectives by the company as a whole for Messrs. Loynd and Smith and by their respective operating companies for Messrs. Tyler, Mueller and Ford, and upon personal performance.


        PERFORMANCE GRAPH

             The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) during two periods, following assumed investment of $100 each in shares of the Common Stock that were outstanding on February 24, 1989, and on August 3, 1992. As detailed below, all shares of Common Stock ($0.10 per share stated value)("Old Common Stock ") that were outstanding and that traded during the period of February 24, 1989 through June 26, 1992 (when trading in the Old Common Stock was suspended permanently by the New York Stock Exchange) were cancelled prior to August 3, 1992, pursuant to provisions of an order of the Bankruptcy Court and the Chapter 11 Plan of Reorganization, and shares of Common Stock ($1.00 per share stated value)("New Common Stock") that are currently outstanding are shares that were issued to former creditors or their assigns on and after August 3, 1992, and after cancellation of the Old Common Stock, pursuant to provisions of the same order of the Bankruptcy Court and Chapter 11 Plan of Reorganization. The indices shown below are included for comparative purposes only and do not necessarily reflect INTERCO's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.

- -------------------------------------------------------------------------------------------------------------------------
                                             \2/24/89 \2/23/90 \2/22/91 \2/28/92 \6/26/92 \   \8/3/92  \12/31/92\12/31/93\
- -------------------------------------------------------------------------------------------------------------------------
INTERCO INCORPORATED Common Stock            \   100  \    12  \     5  \     5  \     0  \   \   100  \   110  \   154  \
- -------------------------------------------------------------------------------------------------------------------------
S&P 500 Index                                \   100  \   113  \   127  \   144  \   141  \   \   100  \   103  \   110  \
- -------------------------------------------------------------------------------------------------------------------------
Dow Jones Apparel (Including Footwear) Index \   100  \   117  \   154  \   215  \   182  \   \   100  \   113  \    84  \
- -------------------------------------------------------------------------------------------------------------------------
Dow Jones Home Furnishings & Appliances Index\   100  \   104  \    87  \   153  \   136  \   \   100  \   107  \   152  \
- -------------------------------------------------------------------------------------------------------------------------

        __________


         (a)   That  which  appears  to  the  left  of the  vertical  double  bar  in  the
               Performance  Graph,  above, is  a comparison  of  (i) the  cumulative total return of  the  Old Common  Stock outstanding prior to  INTERCO's emergence from Chapter 11 reorganization,  that is during the period of  February 24,
               1989  through June  26,  1992 when  trading  in such  shares was  suspended permanently, with (ii) the Standard & Poor's 500 Index, (iii) the Dow Jones
               Home  Furnishings Sector  Index and  (iv) the  Dow Jones  Apparel (includes
               footwear) Sector  Index.    Pursuant  to  provisions of  an  order  of  the
               Bankruptcy Court  and the  Bankruptcy  Court-confirmed Chapter  11 Plan  of
               Reorganization, all shares of Old Common Stock outstanding  on and prior to
               June 26, 1992 were cancelled prior to the August 3, 1992 effective  date of the  said Plan of Reorganization, and no distributions were made on account of interests in those former securities.

         (b)   Pursuant  to  provisions  of an  order  of  the  Bankruptcy  Court and  the
               Bankruptcy Court-confirmed  Chapter 11  Plan of  Reorganization, as  of the
               August 3, 1992 effective date of the said Plan of Reorganization, shares of
               New Common Stock currently  outstanding were issued to former  creditors or their assigns of INTERCO and its subsidiaries and that which appears to the right of  the vertical double  bar in  the Performance Graph,  above, is  a comparison of  (i)  the cumulative  total return  of the  New Common  Stock
               outstanding   subsequent   to   INTERCO's   emergence   from   Chapter   11
               reorganization,  that  is  during the  period  of  August  3, 1992  through
               December 31, 1993, with (ii) the Standard & Poor's 500 Index, (iii) the Dow
               Jones  Home Furnishings  Sector  Index  and  (iv)  the  Dow  Jones  Apparel
               (includes footwear) Sector Index.

         ____________

        INDEPENDENT ACCOUNTANTS

             The selection by the Board of KPMG Peat Marwick, certified public accountants ("Peat Marwick"), as independent auditors for calendar year 1993 was ratified by the stockholders during the annual meeting on May 5, 1993. Upon recommendation of its Audit Committee, the Board has continued the engagement of Peat Marwick as independent auditors for 1994. A formal statement by representatives of Peat Marwick is not planned for the annual meeting on May 4, 1994; however, as in years past, representatives of Peat Marwick are expected to be present during the annual meeting and to be available to respond to appropriate questions.



        II.                     STOCKHOLDER PROPOSALS

             Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the 1994 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.

             Stockholder  proposals  submitted for  inclusion  in  INTERCO's proxy materials for the 1995 annual meeting should be addressed to the Secretary of INTERCO and must be received at INTERCO's executive offices not later than November 23, 1994. Upon receipt of any such proposal, INTERCO will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.


                                      By order of the Board of Directors,



                                      Duane A. Patterson,
                                      Vice-President and Secretary



        St. Louis, Missouri, March 23, 1994.

                                INTERCO INCORPORATED
                       PROXY FOR 1994 ANNUAL MEETING OF STOCKHOLDERS
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned hereby appoints M. S. Gross, R. B. Loynd and D. A.
             Patterson, and each of them with power of substitution, proxy or
        P    proxies to represent the undersigned, and  to vote all shares of
             Common Stock the undersigned would be entitled to vote, at the
        R    Annual Meeting of Stockholders of INTERCO INCORPORATED to be held on May 4, 1994, and at any adjournment thereof, upon the items set
        O    forth in the proxy statement for the meeting and identified below.
                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
        X    The Board of Directors recommends a vote FOR
                           The Board of Directors recommends a vote FOR
        Y    I. Election of Directors
                                                           (Change of Address)
  Nominees: L. D. Black, C. M. Cogut, R. M. Falk,          --------------------
            J. J. Hannan, J. H. Kissick, D. E. Lasater     --------------------
            L. M. Liberman, R. B. Loynd, and E. B. Siegel  --------------------
                                                           (If you have written
                                                           in the above space,
             II. In their discretion, upon such other      please mark the cor-
                 matters as may properly come before       responding box on
                 the meeting.                              the reverse side of
                                                           this card.)
             PLEASE SPECIFY YOUR CHOICES BY MARKING THE
             APPROPRIATE BOXES ON THE REVERSE SIDE AND
             RETURN PROMPTLY.                              \----------------\
                                                           \SEE REVERSE SIDE\
                                                           \----------------\

    INTERCO INCORPORATED
    PROXY FOR 1994 ANNUAL MEETING        SHARES IN YOUR NAME      ESOP SHARES


                             FOR        WITHHELD
      1. Election of
          Directors          [  ]         [  ]     [X]  Please mark you votes
         (see reverse)                                  as shown to the left.

      For, except vote withheld from the following nominee(s):

      -------------------------------------------------------

                                                            Change
                                                              of    [  ]
                                                            Address


      SIGNATURE(S)_____________________________________     DATE_______________


      SIGNATURE(S)_____________________________________     DATE ______________
                  (Please sign exactly as name appears
                  above. Executors, Administrators, Trustees,
                  Etc., should so indicate.)